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Exhibit 10.6

                                    SUBLEASE

     THIS SUBLEASE is made as of June 27, 2000 between INLAND REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation ("Sublessor") and INLAND REAL ESTATE CORPORATION, a Maryland corporation, ("Sublessee").

                                    RECITALS

     WHEREAS, Sublessor is the tenant under a certain lease ("Prime Lease") pertaining to an office building located at 2901 Butterfield Road, Oak Brook, Illinois (the "Premises"). The square footage of the Premises is approximately 91,355 square feet.

     WHEREAS, Sublessor desires to sublet its interest into that portion of the Premises set forth on Exhibit A attached hereto and made a part hereof ("Sublet Premises") to Sublessee pursuant to the terms of this Sublease. The square footage of the Sublet Premises is approximately 7,438 square feet.

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                                 GRANT AND TERM

     Section 1.01. Grant. Sublessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Sublessee to be performed, hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Sublet Premises for a period commencing on the first day of July, 2000 ("Commencement Date") and expiring on the last day of June, 2001 ("Initial Term") unless sooner terminated as provided herein. Sublessee by its execution hereof expressly acknowledges that its rights hereunder are subject to and expressly conditioned upon the rights of Sublessor under the Prime Lease. Sublessee hereby agrees to abide by and comply with all of Sublessor's obligations under the Prime Lease except for the payment of rent. Sublessee acknowledges that it has received a copy of the Prime Lease and that Sublessee has read and understands Sublessor's obligations thereunder. Sublessee hereby indemnifies and holds Sublessor, its landlord and landlord's lender harmless against any loss, liability or damages that any of them may incur by virtue of the occupancy by Sublessee of the Sublet Premises. Sublessee shall also comply with all the terms and conditions of any mortgage, deed of trust or other lien or encumbrance to which this Sublease is subordinate or which encumbers the Premises and that are to be performed during the term of this Sublease by Sublessee; provided, however, Sublessee shall not be obligated to make principal or interest payments under any such lien or encumbrance. Sublessee has examined the Sublet Premises, knows the state and condition thereof, and accepts the same "as is" and without any obligation of Sublessor to make any repairs whatsoever to the Sublet Premises.


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     Section 1.02. Renewal Options. Provided no event of default by Sublessee has occurred which remains uncured, Sublessee shall have the right and option to extend the Initial Term for an additional one year period, commencing on July 1, 2001 and ending on June 30, 2002 ("First Renewal Term"). Such option must be exercised, if at all, by Sublessee delivering written notice to Sublessor no later than March 2, 2001 of its election to exercise such option. In addition, and provided Sublessee has exercised its right to extend the Initial Term in accordance with the immediately preceding sentence, at any time after the fifth full month of the First Renewal Term, Sublessee may notify Sublessor in writing that it elects to terminate this Sublease prior to the end of the First Renewal Term, such termination to be effective 120 days following delivery of such notice from Sublessee to Sublessor. If Sublessee has properly exercised its option to extend the Initial Term, then Sublessee shall have the option to extend the First Renewal Term for an additional one year period, commencing on July 1, 2002 and ending on June 30, 2003 ("Second Renewal Term"). Such option must be exercised, if at all, by Sublessee delivering written notice to Sublessor no later than March 2, 2002 of its election to exercise such option. In addition, and provided Sublessee has exercised its right to extend the First Renewal Term in accordance with the immediately preceding sentence, at any time after the fifth full month of the Second Renewal Term, Sublessee may notify Sublessor in writing that it elects to terminate this Sublease prior to the end of the Second Renewal Term, such termination to be effective 120 days following delivery of such notice from Sublessee to Sublessor. If Sublessee has properly exercised its option to extend the First Renewal Term, then Sublessee shall have the option to extend the Second Renewal Term for an additional one year period, commencing on July 1, 2003 and ending on June 30, 2004 ("Third Renewal Term"). Such option must be exercised, if at all, by Sublessee delivering written notice to Sublessor no later than March 2, 2003 of its election to exercise such option. In addition, and provided Sublessee has exercised its right to extend the Second Renewal Term in accordance with the immediately preceding sentence, at any time after the fifth full month of the Third Renewal Term, Sublessee may notify Sublessor in writing that it elects to terminate this Sublease prior to the end of the Third Renewal Term, such termination to be effective 120 days following delivery of such notice from Sublessee to Sublessor. If Sublessee has properly exercised its option to extend the Second Renewal Term, then Sublessee shall have the option to extend the Third Renewal Term for an additional one year period, commencing July 1, 2004 and ending on June 30, 2005 ("Fourth Renewal Term"). Such option must be exercised, if at all, by Sublessee delivering written notice to Sublessor no later than March 2, 2004 of its election to exercise such option. In addition, and provided Sublessee has exercised its right to extend the Third Renewal Term in accordance with the immediately preceding sentence, at any time after the fifth full month of the Fourth Renewal Term, Sublessee may notify Sublessor in writing that it elects to terminate this Sublease prior to the end of the Fourth Renewal Term, such termination to be effective 120 days following delivery of such notice from Sublessee to Sublessor. If Subleseee has properly exercised its option to extend the Third Renewal Term, then Sublessee shall have the option to extend the Fourth Renewal Term for an additional one year period, commencing on July 1, 2005 and ending on June 30, 2006 ("Fifth Renewal Term"). Such option must be exercised, if at all, by Sublessee delivering written notice to Sublessor no later than March 2, 2005 of its election to exercise such option. In addition, and provided Sublessee has exercised its right to extend the Fourth Renewal Term in accordance with the immediately preceding sentence, at any time after the fifth full month of the Fifth Renewal Term, Sublessee may notify Sublessor in writing that it elects to terminate this Sublease prior to the end of the Fifth Renewal Term, such termination to be effective 120 days

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following delivery of such notice from Sublessee to Sublessor. The failure of
Sublessee to deliver such written notice by no later than the dates specified in this paragraph shall be deemed a waiver by Sublessee of its option to extend the then applicable Term.

     Section 1.03. All of the terms and provisions contained in this Sublease shall be applicable during the First Renewal Term, the Second Renewal Term, the Third Renewal Term, the Fourth Renewal Term and the Fifth Renewal Term, if applicable.


                                   ARTICLE II
                                      RENT

     Section 2.01. Rent during the Initial Term. During the Initial Term, Sublessee shall pay monthly rent (hereinafter, the "Rent") in the following amounts:

                  Annual Payment              Monthly Payment
                  --------------              ---------------

                  $131,206.32                 $10,933.86

commencing on July 1, 2000 and continuing on the first day of each successive month to and including June 1, 2001.

     During each of the First Renewal Term, the Second Renewal Term, the Third Renewal Term, the Fourth Renewal Term and the Fifth Renewal Term, if applicable, monthly rent shall be adjusted as of the first day of each such term and continuing throughout the remainder of each such term to an amount equal to the Base Rent plus all pass-throughs including, but not limited to, real estate taxes, insurance and common area expense paid by Sublessor on a per square foot basis to the lessor under the Prime Lease. In other words, there shall be no mark-up to Sublessee by Sublessor for rent under this Sublease on a per square foot basis as compared to rent due under the Prime Lease on a per square foot basis.

     All payments of Rent shall be made in advance on the first day of each calendar month and at the same rate for fractions of a month if the Term ends on any day except the fourteenth day of a calendar month.

     Section 2.02. Payment of Rent. All monthly payments of Rent, and all other charges due from Sublessee to Sublessor hereunder shall be paid to Sublessor at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Alan Kremin.

     Section 2.03. Interest on Late Payment. Any Rent not paid when due shall bear interest from the date when the same is payable under the terms of this Sublease until the same shall be paid at an annual rate of interest equal to the rate of interest announced from time to time by LaSalle Bank National Association at its prime rate unless a lesser rate shall then be the maximum rate permissible by law, in which event said lesser rate shall be charged.


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                                   ARTICLE III
                                SECURITY DEPOSIT
                             INTENTIONALLY OMITTED.


                                   ARTICLE IV
                                 USE OF PREMISES

     Section 4.01. Specific Use. The Sublet Premises shall be occupied and used for general office purposes provided such use is legally permissible and in accordance with all applicable governmental laws, regulations and requirements and for purposes incidental thereto, and shall not be used for any other purpose.

     Section 4.02. Covenants Regarding Use. In connection with use of the Sublet Premises, Sublessor and Sublessee agree to do the following:

     (a) Sublessee shall use the Sublet Premises and conduct its business thereon in a safe, careful, reputable and lawful manner.

     (b) Sublessee shall not commit, nor allow to be committed, in, on or about the Sublet Premises or the Premises, any act of waste, including any act which might deface, damage or destroy the Premises or any part thereof; use or permit to be used on the Sublet Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Sublet Premises; permit any objectionable or offensive noise or odors to be emitted from the Sublet Premises; or do anything, or permit anything to be done, which would, in Sublessor's reasonable opinion, disturb or tend to disturb other individuals occupying or using space in the Premises.

     (c) Sublessee shall not overload the floors of the Sublet Premises beyond their designed weight-bearing capacity.

     (d) Sublessee shall not use the Sublet Premises, nor allow the Sublet Premises to be used, for any purpose or in any manner which would, in Sublessor's opinion, invalidate any policy of insurance now or hereafter carried on the Premises or increase the rate of premiums payable on any such insurance policy. Should Sublessee fail to comply with this covenant, Sublessor may, at its option, require Sublessee to stop engaging in such activity or to reimburse Sublessor as additional fees for any increase in premiums charged during the Term of this Sublease on the insurance carried by Sublessor on the Premises and attributable to the use being made of the Sublet Premises by Sublessee.


     (e) Access to the Sublet Premises is limited to 5:30 a.m. to 10:00 p.m. Monday through Friday, Saturday 5:30 a.m. to 5:00 p.m. with no access, except in the case of

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          emergencies, on Sundays or recognized holidays. Sublessor shall identify two (2) individuals together with such individuals' telephone numbers for Sublessee to contact in the case of emergencies for purposes of clearing the alarm to grant Sublessee access to the Sublet Premises.

     (f) The Sublessor receptionist will greet Sublessee's visitors in the lobby area of the Premises and announce their arrival to Sublessee.

     (g) Sublessor will be responsible for heating, air conditioning (no special accommodations), electricity, coffee service, basic cleaning (vacuuming, dusting and emptying of waste baskets) on a daily basis.

     Section 4.03. Compliance with Laws. Sublessee shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other government or agency thereof having jurisdiction over and relating solely to the use of the Sublet Premises and is responsible to obtain all licenses and permits necessary and required by any law statute, ordinance, rule, regulation or order of any federal, state, municipal or other government or agency having jurisdiction over and relating to the Sublet Premises.


                                    ARTICLE V
                                    INSURANCE

     Section 5.01. Kinds and Amounts. Sublessee shall procure and maintain the following insurance or policies of insurance at its own cost and expense:

     (a) Comprehensive general liability insurance including contractual liability under Sublessee's indemnification obligation contained in this Sublease covering injury to or death of persons and damage to property in an amount of not less than $2,000,000.00 combined single limit per occurrence and with deductibles not to exceed $10,000 with respect to any one incident;

     (b) Insurance covering all contents and Sublessee's trade fixtures, machinery, equipment, furniture and furnishings in the Sublet Premises to the extent of at least ninety (90%) per cent of their replacement cost under broad form standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler leakage endorsements; and

     Section 5.02. Form of Insurance. The insurance described in Section 5.01 above shall be in companies and in form and substance satisfactory from time to time to Sublessor. Insurance policies described in Section 5.01(a) shall name Sublessor, Inland Real Estate Equities, Inc., Inland Mortgage Investment Corporation and Sublessee as insured parties and shall contain waivers of subrogation against Sublessor, and expressly permit waiver of claims prior to a loss as provided in Section 5.03 hereof. The aforesaid insurance shall not be subject to cancellation except after, at least, thirty (30) days' prior written notice to Sublessor. The original insurance policies (or certificates thereof satisfactory to Sublessor), together with satisfactory evidence of payment of the premiums thereon,

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shall be deposited with Sublessor at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

     Section 5.03. Mutual Waiver of Claims and Subrogation Rights. Notwithstanding any other provisions of this Sublease to the contrary, whenever
(a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Sublease, or anyone claiming by, through, or under it in connection with the Sublet Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, costs, damage or expense or is required under this Sublease to be so insured, then the party so insured (or so required) hereby waives any claims against and releases the other party from any liability said other party may have on account of such loss, costs, damage or expense to the extent of any amount recovered by reason of such insurance; provided that such waiver of claims or release of liability shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).


                                   ARTICLE VI
                            ASSIGNMENT AND SUBLETTING

     Section 6.01. Consent Required. Sublessee shall not, without Sublessor's prior written consent which consent may be in Sublessor's sole unfettered discretion, assign, convey, mortgage or sublet this Sublease or any interest under it, nor permit the use or occupancy of the Sublet Premises or any part thereof by anyone other than Sublessee or affiliates or subsidiaries of Sublessee. Any such assignment, conveyance, mortgage, sublease, use or occupancy without Sublessor's consent shall be voidable and, at Sublessor's election, shall constitute a default of this Sublease. Sublessor shall be paid all rent from any subletting. No interest of Sublessee in this Sublease shall be assignable by operation of law. An involuntary assignment shall constitute a default by Sublessee and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.

     Section 6.02. Involuntary Assignment.

     (a) No interest of Sublessee in this Sublease shall be assignable by operation of law including, without limitation, the transfer of this Sublease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

          (1) If Sublessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Sublessee is the bankrupt; or, if Sublessee is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

          (2)  If a writ of attachment or execution is levied on this Sublease;

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          (3)  If, in any proceeding or action to which Sublessee is a party, a receiver is appointed with authority to take possession of the Sublet Premises.

     (b) An involuntary assignment shall constitute a default by Sublessee and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee. If a writ of attachment or execution is levied on this Sublease, Sublessee shall have ten (10) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Sublessee, or if a receiver is appointed, Sublessee shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.


                                   ARTICLE VII
                                    SURRENDER

     Upon the termination of this Sublease, whether by forfeiture, lapse of time, pursuant to notice, or otherwise, or upon the termination of Sublessee's right to possession of the Sublet Premises, Sublessee will at once surrender and deliver up the Sublet Premises, together with all alterations, additions, improvements, hardware and fixtures thereon, other than Sublessee's personal property, to Sublessor in good condition and repair, except for reasonable wear and tear occurring after the last necessary maintenance by Sublessee. If Sublessee fails to surrender the Sublet Premises to Sublessor on expiration or termination of this Sublease as required by this Sublease, Sublessee shall hold Sublessor harmless from all damages resulting from Sublessee's failure to surrender the Sublet Premises, including, without limitation, claims made by a succeeding Sublessee resulting from Sublessee's failure to surrender the Sublet Premises.


                                  ARTICLE VIII
                             DESTRUCTION OF PREMISES

     In the event of damage to, or destruction of, the Premises or any part thereof not caused by Sublessee, which damage or destruction renders the Sublet Premises untenable, then, at the option of either party upon five (5) days' written notice, this Sublease may be terminated effective the fifth (5th) day after such notice as either parties' sole remedy.


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                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

     Section 9.01. Defaults by Sublessee. The occurrence of any one or more of the following events shall be a default and breach of this Sublease by
Sublessee: (a) Sublessee shall fail to pay any installment of Rent or any other sum due hereunder, within five (5) days after written notice that Sublessor has failed to receive same; (b) Sublessee shall fail to perform or observe any other term, condition, covenant or obligation required to be performed or observed by it under this Sublease and does not correct such failure within ten (10) days after written notice thereof from Sublessor; provided, however, that if the term, condition, covenant or obligation to be performed by Sublessee is of such nature that the same cannot reasonably be corrected within such ten-day period, such default shall be deemed to have been cured if Sublessee commences such performance within said ten- day period and thereafter diligently undertakes to complete the same provided in no event shall Sublessee be allowed more than thirty (30) days to complete such cure; (c) Sublessee shall vacate, abandon, or fail to occupy for a period of thirty (30) days the Sublet Premises or any substantial portion thereof; (d) A trustee or receiver shall be appointed to take possession of substantially all of Sublessee's assets in, on or about the Sublet Premises or of Sublessee's interest in this Sublease; (e) Sublessee makes an assignment for the benefit of creditors, or substantially all of Sublessee's assets in, on or about the Sublet Premises or Sublessee's interest in this Sublease are attached or levied upon under execution; (f) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Sublessee pursuant to any federal or state statute; (g) The Sublet Premises are levied upon by any revenue officer or similar officer; (h) A decree or order appointing a receiver of the property of Sublessee shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or (i) If Sublessee shall fail to contest the validity of any lien or claimed lien and give security to Sublessor to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for twenty-five (25) days after notice thereof in writing to Sublessee.

     Section 9.02. Remedies of Sublessor. Upon the occurrence of any event of default set forth above, Sublessor shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Sublessee:

    (i) Sublessor may reenter the Sublet Premises and cure any default of Sublessee, in which event Sublessee shall reimburse Sublessor as additional fees for any costs and expenses which Sublessor may incur to cure such default; and Sublessor shall not be liable to Sublessee for any loss or damage which Sublessee may sustain by reason of Sublessor's action, unless such loss or damage was caused by Sublessor's gross negligence.


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    (ii)  Sublessor may sue for injunctive relief or to recover damages for any loss resulting from the breach and may accelerate all Rent without any abatement or setoff.

    (iii) Sublessor may terminate this Sublease as of the date of such default, in which event:

          (a) Sublessor may reenter the Sublet Premises with or without process of law using such force as may be necessary, and remove all persons, fixtures and chattels therefrom and Sublessor shall not be liable for any damages resulting therefrom. Upon the happening of any one (1) or more events of default, Sublessor may repossess the Sublet Premises by forcible entry or detainer suit, or otherwise, without demand or notice of any kind to Sublessee (except as hereinabove expressly provided for) and without terminating this Sublease and (without any obligation to do so) may relicense all or any part of the Sublet Premises for such fees and upon such terms as shall be satisfactory to Sublessor (including the right to relicense the Sublet Premises for a term greater or lesser than that under the Sublease term, and the right to relicense the Sublet Premises as a part of a larger area, and the right to change the character or use made of the Sublet Premises). For the purpose of such relicensing, Sublessor may decorate or make any repairs, changes, alterations or additions in or to the Sublet Premises that may be necessary or convenient. In the event of any termination of this Sublease or repossession of any of the Sublet Premises by reason of the occurrence of an event of default, Sublessee shall pay all sums required to be paid by Sublessee to and including the date of such termination of repossession. Sublessee hereby agrees to be and remain liable for all sums aforesaid; and Sublessor may recover such damages from Sublessee and institute and maintain successive actions or legal proceedings against Sublessee for the recovery of such damages. Nothing herein contained shall be deemed to require Sublessor to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such event of default.

          (b) The obligation of Sublessee to pay all sums required to be paid by Sublessee hereunder during the term hereof shall not be deemed to be waived, released or terminated by reason of the service upon Sublessee of any statutory or other notice to collect, notice that the tenancy hereby created will be terminated on the date therein set forth, demand for possession, the institution of any action of forcible detainer or ejectment, or the entry of any judgment for possession that may be rendered in any such action. In the event of any event of default hereunder, Sublessor may immediately or at any time thereafter, without notice, cure such breach for the account and at the expense of Sublessee. If Sublessor at any time by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or incurs any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceedings to enforce Sublessor's rights hereunder, the sum or sums so paid by Sublessor,

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                    with interest thereon at the rate of interest announced from time to time by the LaSalle Bank National Association as its prime rate, shall be deemed to be additional fee hereunder and shall be due from Sublessee to Sublessor on the first day of the month following the payment of such respective sums or expenses. For purposes of this Subsection, any expense incurred by Sublessor for obtaining any insurance that Sublessee is required to obtain under this Sublease shall be deemed to be that amount that is the cost of such insurance actually incurred by Sublessor. No receipt of money by Sublessor from Sublessee after the termination of this Sublease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Sublet Premises, shall renew, reinstate, continue or extend the terms of this Sublease or affect any such notice, demand or suit.

          Section 9.03.  Remedies Cumulative.

          (a) No remedy herein or otherwise conferred upon or reserved to Sublessor shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Sublease to Sublessor may be exercised from time to time and as often as occasion may rise or as may be deemed expedient. No delay or omission of Sublessor to exercise any right or power arising from any default, shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein. Neither the rights herein given to receive, collect, sue for Rent, moneys or payments, or to enforce the terms, provisions and conditions of this Sublease, or to prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Sublessor to declare the Term hereby granted ended, and to terminate this Sublease as provided for in this Sublease, or to repossess without terminating the Sublease, because of any default in or breach of the covenants, provisions or conditions of this Sublease.

          (b) Sublessee hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Sublet Premises or to have a continuance of this Sublease after termination of this Sublease or the Sublessee's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or distress for fee.


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     Section 9.04. Non-Waiver of Defaults. No waiver of any breach of any of the covenants of this Sublease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. No waiver of any default or breach of this Sublease shall be held to be a waiver of any other default or breach. No act or omission by Sublessor or its employees or agents during the Term of this Sublease shall be deemed an acceptance of a surrender of the Sublet Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Sublessor.

     Section 9.05. Attorney's Fees. In the event either Sublessee or Sublessor defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Sublease, and as a result incurs attorney's fees in enforcing such provisions, then Sublessee and Sublessor each agree to reimburse the other for the reasonable attorney's fees incurred by the other, whether or not suit is actually filed.


                                    ARTICLE X
                      MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 10.01. Maintenance and Repairs.

     (a) Except as hereinafter provided, Sublessor at its sole cost shall keep and maintain the entire exterior and interior of the Premises including the roof, plumbing fixtures, heating, ventilating, air-conditioning equipment, driveways and parking areas in good condition and repair, including any necessary replacements, and in full compliance with all zoning, building, health and police regulations in force; provided that Sublessor shall not be required to make any repairs which become necessary by reason of the acts, omissions or negligence of Sublessee, its agents, contractors, servants, employees, sublessees, concessionaires or licensees. Sublessee shall not have any responsibility to maintain the Premises; provided, however, Sublessee shall maintain and repair the interior of the Sublet Premises.

     (b) Sublessor will provide cleaning services for the Sublet Premises as described in paragraph 4.02(g) in a manner consistent with the cleaning services provided for the balance of the Premises.

     (c) Sublessor shall have the right to enter the Sublet Premises for the purpose of inspection and for making any repairs to the Sublet Premises.

     (d) Sublessee shall repair at its sole cost and expense all damage to the Sublet Premises caused by the installation or removal of personal property of Sublessee.


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     Section 10.02. Alterations. Sublessee shall not make any alterations or improvements to or do any act which would tend to impair the value of the Sublet Premises or the Premises, without the express prior written consent of the Sublessor. All alterations shall be performed lien free by Sublessee in a good and workmanlike manner and shall be expeditiously completed in compliance with all legal requirements at Sublessee's sole cost and expense.


                                   ARTICLE XI
                          SUBORDINATION OR SUPERIORITY

     The rights and interest of Sublessee under this Sublease shall be subject and subordinate to any mortgage or trust deed now existing or that hereafter may be placed upon the Sublet Premises, Sublessee specifically agreeing that mortgages and deeds of trust may be subsequently executed and delivered by Sublessor, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Sublessee under this Sublease to the lien of its mortgage or deed of trust and shall agree to recognize this Sublease of Sublessee in the event of foreclosure if Sublessee is not in default. Any mortgagee or trustee may elect to give the rights and interest of Sublessee under this Sublease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Sublessee to that effect, the rights and interest of Sublessee under this Sublease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage or trust deed, whether this Sublease is dated prior to or subsequent to the date of said mortgage or trust deed. Sublessee shall execute and deliver whatever instruments may be required by Sublessor, or any mortgagee or beneficiary of any trust deed encumbering or to encumber the Sublet Premises, for such purposes, and in the event Sublessee fails so to do within ten (10) days after demand in writing, Sublessee does hereby make, constitute and irrevocably appoint Sublessor as its attorney in fact and in its name, place and stead so to do.


                                   ARTICLE XII
                              ESTOPPEL CERTIFICATES

     Sublessee shall at any time and from time to time upon not less than ten
(10) days prior written request from Sublessor execute, acknowledge and deliver to Sublessor, in form reasonably satisfactory to Sublessor and Sublessor's mortgagee, or beneficiary under any trust deed a written statement certifying that Sublessee has accepted the Sublet Premises, that this Sublease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications; that the Sublessor is not in default hereunder; the date to which the fees and other charges have been paid in advance; if any; or such other accurate certification as may reasonably be required by Sublessor or Sublessor's mortgagee, or beneficiary under any trust deed, and agreeing to give copies to such mortgagee or beneficiary of all notices by Sublessee to Sublessor. Any such statement delivered pursuant to this Subsection may be relied upon by any prospective purchaser of the Sublet Premises, mortgagee or the beneficiary under any trust deed on the Sublet Premises and their respective successors and assigns.

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




                                  ARTICLE XIII
                                  MISCELLANEOUS

     Section 13.01. Amendments Must be in Writing. All understandings between Sublessor and Sublessee are incorporated herein. None of the covenants, terms or conditions of this Sublease shall be amended except by a written instrument, duly signed, acknowledged and delivered by the parties.

     Section 13.02. Notices. All notices to or demands upon Sublessor or Sublessee desired or required to be given under any of the provisions hereof, shall be in writing. Any notices or demands from Sublessor to Sublessee shall be deemed to have been duly and sufficiently given if the same has been served personally or has been sent by overnight delivery service addressed to Sublessee at the Sublet Premises, or at such address as Sublessee may theretofore have furnished by written notice to Sublessor, and any notice or demands from Sublessee to Sublessor shall be deemed to have been duly and sufficiently given if the same has been served personally or sent by overnight delivery service addressed to Sublessor as follows: In care of Robert H. Baum, Esq. at The Inland Real Estate Group, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, or at such other address as Sublessor may theretofore have furnished by written notice to Sublessee. The effective date of notice by overnight delivery service shall be the date following the date of deposit of the same with such overnight delivery service.

     Section 13.03. Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Sublease shall extend, inure to, and be binding upon the successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Sublease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the successors and assigns of such party.

     Section 13.04. Time of Essence. Time is of the essence of this Sublease, and all provisions herein relating thereto shall be strictly construed.

     Section 13.05. Captions. The captions of this Sublease are for convenience only and are not to be construed as part of this Sublease and shall not be construed as defining, limiting, or construing in any way the scope or intent of the provisions hereof.

     Section 13.06. Severability. If any term or provision of this Sublease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Sublease shall not be affected thereby, but each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

     Section 13.07. Prevailing Party. Either party hereto shall be entitled to reimbursement from the other for all reasonable expenses (including attorneys' fees and all other expenses incurred in investigating, preparing, filing or defending any action, demand, or legal proceeding) incident to an action, demand or legal proceeding between Sublessor and Sublessee where it is determined by a final and non-appealable judgment of a court of competent jurisdiction that the party seeking reimbursement has prevailed or that such party is entitled to reimbursement.


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


     Section 13.08. Applicable Law. This Sublease shall be construed and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, INLAND REAL ESTATE INVESTMENT CORPORATION and INLAND REAL ESTATE CORPORATION have each caused this Sublease to be executed all as of the day and year first above written.

                         INLAND REAL ESTATE INVESTMENT CORPORATION


                         By: /s/ Brenda Gail Gujral
                            ---------------------------------------
                         Its: President
                             --------------------------------------


                         INLAND REAL ESTATE CORPORATION


                         By: /s/ Norbert Treonis
                            ---------------------------------------
                         Its: President and Chief Executive Officer
                             --------------------------------------



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